UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013

MOMENTIVE SPECIALTY CHEMICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction

of Incorporation)

1-71	13-0511250
Commission File Number	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 31, 2013, Momentive Specialty Chemicals Inc. (the “Registrant”) issued a press release announcing that as of 5:00 p.m., New York City time, on January 30, 2013 (the “Early Tender Time”), holders of $89,000,000 aggregate principal amount of the Second-Priority Senior Secured Floating Rate Notes due 2014 (the “Notes”) issued pursuant to the Indenture dated as of November 3, 2006, by and among Hexion U.S. Finance Corp., Hexion Nova Scotia Finance, ULC (collectively, the “Issuers”), the Registrant, each of the guarantors party thereto and Wilmington Trust Company, as trustee (the “Trustee”), had tendered their Notes pursuant to the Registrant’s previously announced tender offer and consent solicitation.

As of the Early Tender Time, the tenders received by the Registrant for the Notes represent in the aggregate approximately 74.37% of the Notes. The tender offer will expire at 12:00 midnight, New York City time, on February 13, 2013 unless extended or earlier terminated (the “Expiration Time”) and holders of Notes who validly tender their Notes after the Early Tender Time but on or before the Expiration Time will only be eligible to receive the tender offer consideration and will not receive the early tender payment.

On January 31, 2013, the Registrant announced that it exercised its right to accept for early payment all the Notes tendered prior the Early Tender Time. Pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement dated January 16, 2013 (the “Offer to Purchase”), the Registrant has accepted for purchase $89,000,000 aggregate principal amount, or approximately 74.37%, of the Notes. As a result, the requisite consent of holders of the Notes was obtained, and the Issuers and the Trustee entered into a supplemental indenture implementing the proposed amendments to the Indenture, to, among other things, eliminate substantially all of the restrictive covenants contained therein and release collateral. Notwithstanding the Registrant’s exercise of its early acceptance rights, the tender offer will remain open until the Expiration Time, unless extended.

Each holder who tendered its Notes prior to 5:00 p.m., New York City time, on the Early Tender Time received on Thursday, January 31, 2013, the total consideration of $1,002.50 per $1,000 principal amount of the Notes tendered, which includes $972.50 as the tender offer consideration and $30.00 as an early tender payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes was paid in cash on all tendered and accepted Notes.

The complete terms and conditions to the tender offer for the Notes are detailed in the Offer to Purchase and the related Consent and Letter of Transmittal (the “Offer Documents”). The tender offer is being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

For additional information concerning the foregoing, a copy of the press release dated January 31, 2013 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, the information in this Item, including Exhibit 99.1, shall be deemed to be incorporated by reference to the Offer to Purchase.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Press Release, dated January 31, 2013, announcing Momentive Specialty Chemicals Inc.’s Preliminary Results of Tender Offer for Second-Priority Senior Secured Floating Rate Notes due 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date: January 31, 2013	By:	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 31, 2013, announcing Momentive Specialty Chemicals Inc.’s Preliminary Results of Tender Offer for Second-Priority Senior Secured Floating Rate Notes due 2014